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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported) : February 18, 2004

                                VOYAGER ONE, INC.
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             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

        0-32737                                          88-049002272
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(Commission File Number)                       (IRS Employer Identification No.)

2102 Business Center Drive, Suite 130, Irvine, California      92612
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (949) 253-4675

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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

Voyager One, Inc., a Nevada corporation (The "Registrant") entered into an agreement and plan of reorganization with Silicon Film Technologies, Inc., an Illinois corporation ("Silicon") as of February 18, 2004 (the "Agreement"). Pursuant to the terms of the Agreement, the Registrant will acquire all of the outstanding shares of common stock of Silicon in exchange for the issuance of 8,597,400 "restricted" shares of common stock of Registrant and 625,000 "restricted" Series A Preferred Shares of the Registrant to the Silicon shareholders on a pro rata basis and shall cause such shares to be delivered to Silicon. Each eight (8) shares of Silicon Class A Common Stock shall be exchanged for one (1) share of Registrant's common stock and each eight (8) shares of Silicon Class B Common Stock shall be exchanged for one (1) share of Registrant's Series A Preferred Stock (based on the total issuance of 8,597,400 Registrant's shares of common stock). Each share of newly issued Registrant's Series A Preferred Stock shall be convertible into one (1) share of Registrant's common stock, and shall be entitled to one hundred (100) votes per one Series A Preferred Share. The parties anticipate the closing of the transaction on or about February 25, 2004 (the "Closing Date"). Following the Closing Date, there will be 9,375,000 Registrant's shares of common stock outstanding and 625,000 Registrant's Series A Preferred Shares outstanding. The officers and directors of the Registrant will resign as of the Closing Date and new officers and directors will be appointed. The Registrant will file Form 8-K upon the closing of the transaction set forth in the Agreement.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 19, 2004                      VOYAGER ONE, INC.

                                             By: /s/ Gerry Martin
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                                                 Gerry Martin, President

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